7

                 INTERCOMPANY SERVICES AGREEMENT


      This amended Intercompany Services Agreement ("Agreement"), an amendment, continuation and ratification of that Agreement dated August 8, 1994 ("Effective Date"), which was a part of the reorganization of Blue Cross Blue Shield of Missouri and its subsidiaries, approved by the Missouri Director of Insurance on April 14, 1994, is entered into by and between RIGHTCHOICE MANAGED CARE, INC, a Missouri corporation (the "Company"), d/b/a ALLIANCE BLUE CROSS/BLUE SHIELD and a licensed Missouri third party administrator, and the following subsidiaries: HEALTHY ALLIANCE LIFE INSURANCE COMPANY, a Missouri corporation ("HALIC"); DIVERSIFIED LIFE INSURANCE AGENCY OF MISSOURI, INC., a Missouri corporation ("DLIAM"); PENSION ASSOCIATES, INCORPORATED, a Missouri corporation ("PAI"); and HMO MISSOURI, INC., d/b/a BLUECHOICE, a Missouri corporation ("BlueCHOICE"); (collectively, the "Subsidiaries").

                           WITNESSETH

      WHEREAS, it is in the interest of economy, efficiency and sound business practice for the parties hereto to provide services in the areas of their expertise for each other;

     WHEREAS, the parties hereto seek to formalize their business relationships;

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I

                  DEFINITIONS AND CONSTRUCTION

      SECTION 1.01. Definitions. Capitalized words and terms used herein and not otherwise defined shall have the meanings assigned to such words in the Reorganization Agreement. In addition, the following words and terms shall have the following meanings:

      "Agreement"  means  this Intercompany  Services  Agreement, effective  August  8, 1994, by and between the  Company  and  the
Subsidiaries,  together  with  all  duly  authorized   amendments
hereto.

       "Person"   means  a  partnership,  a  joint   venture,   a
corporation,   a   trust,   a  limited  liability   company,   an
unincorporated organization or a government or any department or agency thereof.

      SECTION 1.02. Construction. In this Agreement, unless the context otherwise requires:

                (a) Articles and Sections referred to by number shall mean the corresponding Articles and Sections of this Agreement.

                (b) The terms "hereby," "hereof," "hereto," "herein," "hereunder," and any similar terms, as used in this Agreement refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before the date of execution of this Agreement.

               (c) Words of the masculine gender shall be deemed and construed to include correlative words of the
          feminine  and  neuter  genders.   Words  importing  the
          singular number shall include the plural number and vice versa, and words importing persons shall include corporations and associations, including public bodies, as well as natural persons.

                           ARTICLE II

                      PROVISION OF SERVICES

      SECTION 2.01. Services. The Company may provide the following services to the Subsidiaries with respect to, and upon the request of any of them, the Company will perform, the following functions, as well as others, as necessary or appropriate:

     a)   Medical claims benefits administration,
     b)   Payroll services,
     c)   Electronic data processing services,
     d)   Community affairs and public relations services,
     e)   Preparation of financial and other accounting reports,
     f)   Banking  services,  cash  management  and  investment
          administration,
     g)   Advertising,  sales  promotion  and  publication   of
          reports,
     h)   Employee benefits administration,
     i)   Services  related  to  employment  and  discharge  of
          personnel,
     j)   Preparation of tax returns,
     k)   Purchase and delivery of supplies,
     l)   Mail service,
     m)   Telecommunications consulting,
     n)   Computer support and central data base maintenance,
     o)   Actuarial services,
     p)   Marketing services for the various products offered by
          the  Subsidiaries,   including underwriting and policyholder
          services,
     q)   Utilization management services,
     r)   Medical claims  review,
     s)   Regulatory agency services,
     t)   Billing and collection of premiums and/or fees; and
     u)   Planned performance reporting.

      SECTION 2.02. Payment For Services. Each subsidiary will pay for the cost of any services rendered to such Subsidiary by employees of the Company as discussed more fully in Article III below.

                           ARTICLE III

                    COMPENSATION FOR SERVICES

      SECTION 3.01. Amount. Each Subsidiary shall reimburse the Company for the direct and indirect costs and expenses (including overhead expenses) incurred by the Company in furnishing or obtaining any of the services provided for under Article II hereof. Costs and expenses directly traceable shall be passed through at cost. Indirect expenses (including overhead) shall be passed through based upon the Company's internal cost accounting procedures and methodologies, consistently applied. A reasonable profit shall be included in overhead allocation.

     SECTION 3.02. Payment Dates. Invoices for services rendered to the Subsidiaries shall be rendered by the Company at least quarterly but not more often than monthly. Any amounts due the Company shall be paid, or shall be satisfied by the Subsidiaries by way of offset against any obligation of the Company to such Subsidiaries, within thirty (30) days after receipt of the applicable invoices.
                           ARTICLE IV

                           TERMINATION

      SECTION 4.01. Termination Date. This Agreement shall have an initial term of three years, commencing August 8, 1994, which may be extended by mutual agreement of the parties hereto. After the initial term, the Company may terminate this Agreement with any of the Subsidiaries by giving such Subsidiaries six month's prior written notice of termination. Likewise, after the initial term, any of the Subsidiaries may terminate this Agreement with the Company by giving the Company six month's prior written notice of termination. Termination of this Agreement pursuant to this Article IV with respect to one or more of the parties shall not serve to terminate this Agreement with respect to the remaining parties.


                            ARTICLE V

                          MISCELLANEOUS

     SECTION 5.01. Relationship Between Parties. (a) The parties hereto are independent contractors and are not, and shall not be deemed for any purpose to be, joint venturers. None of the parties shall hold itself out as the partner or agent of any of the other parties or make representations or warranties on behalf of any of the other parties, except as otherwise expressly agreed to.

           (b) None of the parties shall be obligated to make, and shall not make, any payments to employees of any of the other parties for services rendered by them as employees of such other parties. Employees of one party shall not be considered as having employee status with any of the other parties or as being entitled to the benefits of any employee of any of the other parties, including, without limitation, workers' compensation, vacation pay, or participation any plans, arrangements or distributions by any of the other parties pertaining to or in connection with any pension, stock, bonus, insurance, profit sharing or similar benefit plan.

      SECTION 5.02. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail return receipt requested with first class postage prepaid as follows:
     If to the Company:

          RightCHOICE Managed Care, Inc.
          1831 Chestnut Street
          St. Louis, Missouri 63103

     If to HALIC:

          Healthy Alliance Life Insurance Company
          1831 Chestnut Street
          St. Louis, Missouri 63103

     If to DLIAM:

          Diversified Life Insurance Agency of Missouri, Inc.
          1831 Chestnut Street
          St. Louis, Missouri 63103

     If to PAI:

          Pension Associates Incorporated
          1831 Chestnut Street
          St. Louis, Missouri 63103

     If to BlueCHOICE:

          HMO Missouri, Inc., d/b/a BlueCHOICE
          1831 Chestnut Street
          St. Louis, Missouri 63103


or such other address as any person may request by notice given as aforesaid. Notices sent as provided herein shall be deemed to have been delivered on the fifth business day following the date on which such notices are so mailed.

      SECTION  5.03.   GOVERNING LAW.  THIS  AGREEMENT  SHALL  BE
GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF MISSOURI
WITHOUT REGARD TO SUCH STATE'S PROVISIONS PERTAINING TO CHOICE OF
LAW.

      SECTION 5.04. Amendment. This agreement, including the Exhibits hereto and all other agreements and documents executed in connection herewith, constitutes the entire agreement among the parties hereto with respect to the subject hereof and no amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in written instrument duly executed by each party hereto.

      SECTION 5.05. Headings. The headings contained in this Agreement have been inserted for the convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

      SECTION 5.06. No Third Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto, respectively, as their interests shall appear, and shall not be deemed to be for the benefit of any other person or entity or group of persons or entities.

     SECTION 5.07. Successors and Assigns. This Agreement shall bind and inure to the benefit of each party hereto, and to each party's successors, assigns, agents and representatives.

      SECTION 5.08. Partial Invalidity. In the event that any term or provision of this Agreement shall to any extent be held by a court of proper jurisdiction to be invalid or unenforceable for any reason, the remainder of this Agreement shall not be affected thereby, and the remaining terms and provisions hereof shall remain in full force and effect. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as will achieve the intent of this Agreement.

     SECTION 5.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date hereinabove written.

                         RIGHTCHOICE MANAGED CARE, INC.

                         By:  [s] Janice C. Forsyth
                         Name:  Janice C. Forsyth
                         Title: Senior Vice President

                         HEALTHY ALLIANCE LIFE INSURANCE COMPANY

                         By:  [s] Janice C. Forsyth
                         Name:  Janice C. Forsyth
                         Title:  Secretary

                         DIVERSIFIED LIFE INSURANCE AGENCY OF
                         MISSOURI, INC.

                         By:  [s]  Richard S. Smith
                         Name:  Richard S. Smith
                         Title:  President

                         PENSION ASSOCIATES INCORPORATED

                         By:  [s] Thomas A. Sax
                         Name:  Thomas A. Sax
                         Title:  President

                         HMO MISSOURI INC. d/b/a BLUECHOICE

                         By:  [s] Janice C. Forsyth
                         Name:  Janice C. Forsyth
                         Title:  Secretary